As filed with the Securities and Exchange Commission on October 25, 1994

                                                  Registration No. 33 - ________



================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                    FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933



                              SCOTT PAPER COMPANY
             (Exact name of registrant as specified in its charter)


PENNSYLVANIA                                                 23-1065080
(State of incorporation)                                     (I.R.S. Employer
                                                             Identification No.)

                 SCOTT PLAZA, PHILADELPHIA, PENNSYLVANIA  19113
                    (Address of Principal Executive Offices)



                 SCOTT PAPER COMPANY SALARIED INVESTMENT PLAN
                                      AND
                  SCOTT PAPER COMPANY HOURLY INVESTMENT PLAN
                           (Full title of the plans)



                            Frank W. Bubb, III, Esq.
                Staff Vice President and Chief Financial Counsel
                              Scott Paper Company,
                                  Scott Plaza,
                     Philadelphia, Pennsylvania 19113-1585
                    (Name and address of agent for service)


                                 (610) 522-5806
                    (Telephone number of agent for service)


                        CALCULATION OF REGISTRATION FEE

Title of         Amount         Proposed        Proposed       Amount of
securities       to be          maximum         maximum        registration
to be            registered     offering        aggregate      fee
registered         (1)          price per       offering
                                share           price
Common
shares,
without
par value        1,500,000      $62.50(2)       $93,750,000    $32,327.59

(1) This registration statement also relates to an indeterminate number of Common Shares that may be issued upon stock splits, stock dividends or similar transactions and an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein, in accordance with Rule 416.

(2) Calculated on the basis of the average of the high and low price of shares reported in the consolidated reporting system as of October 20, 1994.


The contents of Registration Statement No. 33-38606, which relates to the above-referenced Plans, are incorporated herein by reference.

                PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.                      Exhibits
- -------                      --------

     The registrant undertakes that it will submit or has submitted each of the Plans and any amendments thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify each of the Plans.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Tinicum and the Commonwealth of Pennsylvania, on this 25th day of October, 1994.


                                                  SCOTT PAPER COMPANY


                                                  By:/s/ Albert J. Dunalp
                                                     ---------------------------
                                                       Albert J. Dunlap
                                                       Chairman and Chief
                                                       Executive Officer



     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature and Title                    Date
- -------------------                    ----

/s/ Albert J. Dunalp                   October 25, 1994
- ------------------------------
Albert J. Dunlap
Chairman and
Chief Executive Officer


/s/ Basil L. Anderson                  October 25, 1994
- ------------------------------
Basil L. Anderson
Vice President, Treasurer and
Chief Financial Officer


/s/ Edward B. Betz                     October 25, 1994
- ------------------------------
Edward B. Betz
Vice President and
Controller

                                   DIRECTORS


William A. Andres                                Richard K. Lochridge
Jack J. Crocker                                  Bruce K. MacLaury
Albert J. Dunlap                                 Claudine B. Malone
John F. Fort, III                                Gary L. Roubos
Peter Harf                                       Paula Stern
J. Richard Leaman, Jr.


                  A majority of the Board of Directors



                                                  By /s/ Frank W. Bubb, III
                                                     ---------------------------
                                                       Frank W. Bubb, III
                                                       Attorney-in-fact


                                                  Date:      October 25, 1994

     The Plans.  Pursuant to the requirements of the Securities Act of
     ---------
1933, the administrative committee of the Scott Paper Company Salaried Investment Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Tinicum and Commonwealth of Pennsylvania on the 25th day of October, 1994.

                                                  SCOTT PAPER COMPANY SALARIED
                                                  INVESTMENT PLAN




                                                  By /s/ W. Patrick Lawrence
                                                    ----------------------------

     Pursuant to the requirements of the Securities Act of 1933, the administrative committee of the Scott Paper Company Hourly Investment Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Tinicum and Commonwealth of Pennsylvania on the 25th day of October, 1994.


                                                  SCOTT PAPER COMPANY HOURLY
                                                  INVESTMENT PLAN




                                                  By /s/ W. Patrick Lawrence
                                                    ----------------------------

                                 EXHIBIT INDEX
                                 -------------

Exhibit                      Description of
Number                           Exhibit
- -------                      --------------
  4(a)        Text of Salaried Investment Plan

  4(b)        Text of Hourly Investment Plan

  4(c)        Rights Agreement dated as of July 15,
              1986 between Scott Paper Company and
              Morgan Guaranty Trust Company of New
              York, as Rights Agent, incorporated by
              reference to Exhibit 1 to Scott Paper
              Company's Current Report on Form 8-K
              dated July 16, 1986 on pages 10 through
              85 thereof, as amended by Amendment
              No. 1 dated May 17, 1988 and Amendment
              No. 2 dated October 18, 1988, incorporated by reference to Exhibits 1 and 2, respectively, to Scott Paper Company's
              Current Report on Form 8-K dated
              November 28, 1988 on pages 6 through
              9 thereof.

  23          Consent of Price Waterhouse LLP

  24          Power of Attorney